Exhibit 99.1

LM Funding Reports First Quarter 2019 Financial Results

TAMPA, FL, May 16, 2019 – LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a technology-based specialty finance and travel insurance broker company, today announced its financial results for the first quarter ended March 31, 2019.

Bruce Rodgers, LM Funding’s Chief Executive Officer, commented, “Our first quarter was highlighted by the acquisition and integration of IIU, Inc. a global medical travel insurance broker company. Going forward, we will continue to evaluate attractive acquisition opportunities to maximize shareholder value. At the same time, we remain focused on providing financing solutions to condominium and homeowner associations.”

First Quarter 2019 Financial and Operational Highlights:

•	In January 2019, LM Funding completed the accretive acquisition of IIU, Inc. (“IIU”);
•	As of March 31, 2019, the Company had $3.4 million in cash as compared to $3.5 million at December 31, 2018;
•	Operating revenues totaled $762,699 for the first quarter of 2019 as compared to $963,733 for the same period the year prior;
•	Rental revenue, totaled $147,669 as compared to $222,445 for the same period the year prior;
•

Operating expenses increased to $1.2 million as compared to $972,651 the year prior, driven by higher professional fees associated in part with fees for the IIU acquisition and operating expenses associated with IIU operations offset in part by a significant reduction in staff costs and payroll; and

•	Reported a net loss of $457,018 as compared to a net loss of $8,918 for the first quarter 2018.

First Quarter Financial Results:

For the quarter ended March 31, 2019, total operating revenues were $762,699, compared to $963,733 in the first quarter of 2018. This includes rental revenue of $147,669, compared to $222,445 for the quarter ended March 31, 2018.  IIU generated approximately $100,000 in revenue during the first quarter of 2019.

Operating expenses for the first quarter of 2019 was $1.2 million, compared to $972,651 the year prior. This was primarily attributable to IIU acquisition expenses and $76,000 of IIU operating expenses.

Net loss for the quarter ended March 31, 2019 was $457,018, compared to a net loss of $8,918 for the first quarter of 2018.

At March 31, 2019, the Company had cash and cash equivalents of $3.4 million, compared with $3.5 million at December 31, 2018.

About LM Funding America:

LM Funding America, Inc., together with its subsidiaries, is a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado and Illinois by funding a certain portion of the associations'

rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments. The Company, through its IIU, Inc. subsidiary, also offers global medical insurance products for international travelers, specializing in policies covering high risk destination, emerging markets and foreign travelers coming to the United States.  All policies are fully underwritten with no claim risk remaining with the Company.

Forward-Looking Statements:

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the company's business, financial condition, and results of operations.

Company Contact: Bruce Rodgers, Chairman and CEO LM Funding America, Inc. Tel (813) 222-8996 investors@lmfunding.com	Investor Contacts: Valter Pinto / Scott Eckstein KCSA Strategic Communications Tel (212) 896-1254 / (212) 896-1210 valter@kcsa.com / seckstein@kcsa.com

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Cash	$3,378,783	$3,520,753
Finance receivables:
Original product - net	385,058	425,012
Special product - New Neighbor Guaranty program, net	245,255	237,043
Prepaid expenses and other assets	169,366	155,420
Due from related party	-	25,507
Fixed assets, net	40,659	33,818
Real estate assets owned	52,977	122,604
Operating lease - right of use assets	24,259	-
Other investments	-	1,507,375
Goodwill	5,809,786	-
Other Assets	32,036	32,036
Total assets	$10,138,179	$6,059,568

LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable	$700,876	$42,875
Related party convertible note payable	3,581,982
Operating lease liability	24,494	-
Accounts payable and accrued expenses	301,066	188,354
Due to related party	62,150	-
Tax liability	28,426	-
Other liabilities and obligations	61,734	19,690
Total liabilities	4,760,728	250,919
Stockholders’ equity:
Common stock, par value $.001; 30,000,000 shares authorized; 3,134,261 and 3,124,961 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	3,134	3,125
Additional paid-in capital	17,321,219	17,295,408
Accumulated deficit	(11,946,902)	(11,489,884)
Total stockholders’ equity	5,377,451	5,808,649
Total liabilities and stockholders’ equity	$10,138,179	$6,059,568

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended March 31,
	2019	2018
Revenues:
Interest on delinquent association fees	$414,275	$550,862
Administrative and late fees	39,493	68,328
Recoveries in excess of cost - special product	21,770	67,537
Underwriting and other revenues	40,724	54,561
Net commission revenue	98,768	-
Rental revenue	147,669	222,445
Total revenues	762,699	963,733

Operating Expenses:
Staff costs and payroll	288,398	402,283
Professional fees	602,712	335,107
Settlement costs with associations	1,892	15,712
Selling, general and administrative	111,271	72,548
Provision for credit losses	-	581
Real estate management and disposal	197,128	119,362
Depreciation and amortization	19,120	22,155
Collection costs	(23,087)	602
Other operating expenses	14,496	4,301
Total operating expenses	1,211,930	972,651
Operating loss	(449,231)	(8,918)
Interest expense	7,787	-
Loss before income taxes	(457,018)	(8,918)
Income tax benefit	-	-
Net loss	$(457,018)	$(8,918)

Loss per share:
Basic	$(0.15)	$(0.01)
Diluted	(0.15)	(0.01)
Weighted average number of common shares outstanding:
Basic	3,131,939	625,319
Diluted	3,131,939	625,319

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows
(unaudited)

	For the Three Months ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(457,018)	$(8,918)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	16,693	22,155
Right to use asset depreciation	2,426	-
Stock Compensation	3,500	(540)

Change in assets and liabilities
Accounts receivable	1,643	(1,408)
Prepaid expenses	4,147	(18,532)
Accounts payable and accrued expenses	31,235	(139,119)
Advances (repayments) to related party	87,657	27,480
Other liabilities	42,044	(17,644)
Lease liability payments	(2,191)	-
Net cash used in operating activities	(269,864)	(136,526)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	39,954	62,264
Net collections of finance receivables - special product	(8,212)	1,108
Net cash received from business acquisition	51,327	-
Proceeds for real estate assets owned	63,183	1,085
Net cash provided by investing activities	146,252	64,457

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments	(40,678)	(23,417)
Exercise of warrants	22,320	-
Debt issue costs	-	(30,000)
Net cash used in financing activities	(18,358)	(53,417)

NET INCREASE (DECREASE) IN CASH	(141,970)	(125,486)
CASH - BEGINNING OF YEAR	3,520,753	590,394

CASH - END OF YEAR	$3,378,783	$464,908

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for interest	$7,787	$-
Income tax	$-	$-
SUPPLEMENTAL DISCLOSURES OF NON-CASHFLOW INFORMATION
ROU asset obligation recognized	$26,685	$-